Exhibit 10.1

MERISANT WORLDWIDE, INC.

2005 SHARE APPRECIATION PLAN

1.0                                 DEFINITIONS

The following terms shall have the following meanings unless the context indicates otherwise:

1.1                                 “Affiliate” shall mean with respect to any Person, any other Person that (i) directly or indirectly controls such Person, (ii) directly or indirectly is controlled by such Person or (iii) is under direct or indirect common control with such Person.

1.2                                 “Appreciation Award” shall mean a compensatory award that is granted in accordance with Section 7 below, and that Vests and is paid out in accordance with Section 8 below.  Each Appreciation Award may be a First Level Appreciation Award, a Second Level Appreciation Award or a Third Level Appreciation Award and each such Appreciation Award shall be represented by a specific number of whole and/or fractional Share Units.

1.3                                 “Award Letter” shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Appreciation Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

1.4                                 “Beneficial Owner,”  “Beneficial Ownership” or “Beneficially Own” shall have the meanings ascribed to any such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

1.5                                 “Board” shall mean the Board of Directors of the Company.

1.6                                 “Change in Control” shall mean:

(a)  acquisition by any Person or group of Persons, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50 percent of either (i) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (except for any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company ), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (b) of this Section 1.5; provided further, that for purposes of clause (B), if any Person or group of Persons (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the Beneficial Owner of more than 50 percent of the Outstanding Common Stock or of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person or group of Persons shall, after such acquisition by the Company, become the Beneficial Owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such Beneficial Ownership is publicly announced, such additional Beneficial Ownership shall constitute a Change in Control;

(b) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the Beneficial Owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50 percent of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person or group of Persons (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, the corporation resulting from such Corporate Transaction, or any Person that Beneficially Owned, immediately prior to such Corporate Transaction, directly or indirectly, more than 50 percent of the Outstanding Common Stock or of the Outstanding Voting Securities, as the case may be) will Beneficially Own, directly or indirectly, more than 50 percent of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(c) consummation of a plan of complete liquidation or dissolution of the Company.

1.7                                 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including applicable regulations promulgated thereunder.

1.8                                 “Committee” shall mean (i) the Board or (ii) a committee or subcommittee of the Board appointed by the Board from among its members.  The Committee may be the Board’s Compensation Committee or such committee that performs the functions generally associated with those functions performed by the compensation committees of publicly traded corporations.

1.9                                 “Common Stock” shall mean the common stock, $.01 par value per share, of the Company.

1.10                           “Company” shall mean Merisant Worldwide, Inc., a Delaware corporation.

1.11                           “Complementary Company” shall mean any Person that owns or possesses intellectual property or other assets primarily used by the Company and its Subsidiaries in the Company’s tabletop sweetener business through licensing or other contractual arrangements.

1.12                           “Distribution Date” shall mean the Initial Distribution Date or a Subsequent Distribution Date, as applicable.

1.13                           “Effective Date” shall mean September 19, 2005.

1.14                           “Employee” shall mean an employee of the Company or any Subsidiary as described in Treasury Regulation Section 1.421-7(h).

1.15                           “Equity Interest” shall mean a share of stock, membership interest, partnership interest or other equity interest in a Complementary Company.

1.16                           “Equity Value” shall mean the following (as determined pursuant to Section 8.5):

(A + B - C) + (D + E - F), where:

 A =                       the aggregate proceeds received and to be received by the holders of capital stock of the Company on the Distribution Date and on each Distribution Date prior to such Distribution Date;

B =                              the amount of any Interim Distributions made after the Effective Date with respect to the shares of Common Stock;

C =          the Return Amount with respect to New Company Equity;

D =                           to the extent that all or substantially all of the assets or Equity Interests of the Complementary Company are conveyed, transferred or sold, including by way of merger, in connection with a Change of Control or in a related transaction or series of related transactions contemporaneous with a Change of Control, the aggregate proceeds received or to be received by holders of Equity Interests in exchange for their Equity Interests;

E =                               the amount of any Interim Distributions made after the Effective Date with respect to the Equity Interests, to the extent D is included in the calculation; and

F =                               the Return Amount with respect to Equity Interests, to the extent D is included in the calculation.

1.17                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including applicable regulations promulgated thereunder.

1.18                           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

1.19                           “First Level Appreciation Award” shall mean an Appreciation Award to be paid under the Plan with respect to Equity Value on the Distribution Date that is less than or equal to $100,000,000.

1.20                           “Incumbent Board” shall mean those individuals who, as of September 19, 2005, constitute the Board; provided that any individual who becomes a director of the Company subsequent to September 19, 2005 whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board.

1.21                           “Initial Distribution Date” shall mean (a) the date on which Merisant Investors receive cash or marketable securities in exchange for at least 50% of their shares of Common Stock in a single transaction or a series of related transactions or in any transaction which is otherwise a Change in Control under paragraph (a) or (b) of the definition thereof.

1.22                           “Initial Participants” shall mean the Participants selected by the Committee and whom are granted Appreciation Awards during the 120-day period immediately following the Effective Date in accordance with Section 7 below.

1.23                           “Interim Distribution” shall mean any distribution or payment by the Company, a Complementary Company or any third party with respect to outstanding shares of Common Stock or Equity Interests, as applicable.

1.24                           “Investors” shall mean (a) the individuals and entities which are Merisant Investors and (b) the individuals and entities which are or may become holders of Equity Interests.

1.25                           “Merisant Investors” shall mean the individuals and entities identified as “Shareholders” in the Shareholders Agreement dated as of March 17, 2000 by and among the Company, Tabletop Holdings, LLC, a Delaware limited liability company, the entities identified as “Mezzanine Investors” in Schedule I to such agreement and the individuals identified as “Purchasers” in Schedule I to such agreement.   The term Merisant Investors shall include any member of Tabletop Holdings, LLC and any Affiliate a Merisant Investor who acquires shares of Common Stock from a Merisant Investor.

1.26                           “New Company Equity” shall mean capital stock of the Company issued to any Person after the Effective Date.

1.27                           “Participant” shall mean any Employee or director of the Company or any Subsidiary to whom an Appreciation Award has been granted by the Committee under the Plan and, the case of an Employee, who is employed by the Company or any Subsidiary as of the date the Appreciation Award Vests in accordance with Section 8 or 9 below.

1.28                           “Person” shall mean any natural person or corporation, limited liability company, partnership or other entity.

1.29                           “Plan” shall mean the Merisant Worldwide, Inc. 2005 Share Appreciation Plan.

1.30                           “Return Amount” shall mean, with respect to Equity Interests, the amount of the aggregate equity investments in and contributions to the capital of a Complementary Company made by the Persons who are or have been holders of Equity Interests plus an amount equal to 12% compounded annual return on such investment measured with respect to such equity investment or contribution to the capital to the date as of which such return in paid.  With respect to New Company Equity, the term “Return Amount” means the amount of the aggregate equity investments in and contributions to the capital of the Company by any of the Merisant Investors after the Effective Date plus an amount equal to 12% compounded annual return on such investment measured with respect to such equity investment or contribution to the capital to the date as of which such return in paid.

1.31                           “SAR Plan” shall mean the Tabletop Holdings, Inc. Stock Appreciation Rights Plan, as the same may be amended or supplemented from time to time.

1.32                           “Second Level Appreciation Award” shall mean an Appreciation Award to be paid under the Plan with respect to Equity Value on the Distribution Date that is greater than $100,000,000 but less than or equal to $200,000,000.

1.33                           “Share Unit” shall mean a hypothetical share of Common Stock.  Share Units may include fractions of a Share Unit.

1.34                           “Subsequent Distribution Date” shall mean one or more dates after the Initial Distribution Date on which at least a substantial portion of the Merisant Investors receive cash or marketable securities in exchange for any of their shares of Common Stock in a transaction or series of related transactions.

1.35                           “Subsidiary” shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

1.36                           “Third Level Appreciation Award” shall mean an Appreciation Award to be paid under the Plan with respect to Equity Value on the Distribution Date that is greater than $200,000,000.

1.37                           “Total Common Stock” shall mean 9,089,380 shares of Common Stock, as adjusted in accordance with Section 6.2 below.

1.38                           “Total Share Units” shall mean, with respect to First Level Appreciation Awards, 869,499 Share Units; with respect to Second Level Appreciation Awards, 1,111,026 Share Units; and, with respect to Third Level Appreciation Awards, 1,363,531 Share Units.

1.39                           “Treasury Regulation” shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

1.40                           “Vest” shall mean that the Participant has an unrestricted right, title and interest to receive the compensation (whether payable in cash or stock or a combination of both) attributable to an Appreciation Award (or a portion of such Appreciation Award) or to otherwise enjoy the benefits underlying such Appreciation Award without a substantial risk of forfeiture (as such term is defined and used in Code Section 83).

1.41                           “Vesting Date” shall mean the date on which an Appreciation Award Vests.

2.0                                 PURPOSE OF PLAN

2.1                                 Purpose.  The purpose of the Plan is to motivate certain Employees to put forth maximum efforts toward the growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such Employees through cash and/or stock payments.  In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees, and to assist in aligning the interests of such Employees with the interests of the shareholders of the Company.

2.2                                 ERISA and Code Section 409A.  The Plan is NOT intended to be an “employee benefit plan” as such term is defined under ERISA, and thus the Plan is intended to NOT be subject to ERISA.  In addition, the Plan is NOT intended to be a “nonqualified deferred compensation plan” as such term is defined and used under Code Section 409A, and thus the Plan is intended to NOT be subject to Code Section 409A.

3.0           TERM OF PLAN

3.1                                 Term.  The Plan shall be effective as of the Effective Date and shall terminate on the earlier of (i) the date that all Appreciation Awards granted under the Plan are paid out or (ii) the tenth (10th) anniversary of the Effective Date, unless sooner terminated by the Board in accordance with Section 10 below.

4.0                                 ADMINISTRATION

4.1                                 Responsibility.  The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

4.2                                 Award Agreement.  Each Appreciation Award granted under the Plan shall be evidenced by an Award Letter, which shall be authorized by the Committee and signed by the Company and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Letter, the provision of the Plan shall control and prevail.

4.3                                 Authority of the Committee.  The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

(a)                                  to determine eligibility for participation in the Plan;

(b)                                 to determine the size of an Appreciation Award granted under the Plan;

(c)                                  to grant Appreciation Awards to, and to enter into Award Letters with, Participants;

(d)                                 to supply any omission, correct any defect, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

(e)                                  to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f)                                    to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

(g)                                 to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations; and

(h)                                 to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan, including as contemplated by Section 10 below.

4.4                                 Action by the Committee.  The Committee may act only by a majority of its members.  Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.  In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

4.5                                 Delegation of Authority.  The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing.  In addition, the Committee, or any individual to whom it has delegated duties under this Section 4.5, may employ one or more Persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.  The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent.  Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary whose employees have benefited from the Plan, as determined by the Committee.

4.6                                 Determinations and Interpretations by the Committee.  All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

4.7                                 Liability.  No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

4.8                                 Indemnification.  The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

5.0                                 ELIGIBILITY AND PARTICIPATION

5.1                                 Eligibility.  All Employees and any director of the Company or any of its Subsidiaries shall be eligible to participate in the Plan and to receive Appreciation Awards.

5.2                                 Participation. The Committee in its sole discretion shall designate who shall be a Participant and receive Appreciation Awards under the Plan.  Designation of a Participant in any year shall not require the Committee to designate such individual or entity to receive an Appreciation Award in any other year or, once designated, to receive the same Appreciation Award as granted to the Participant in any other year.  The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Appreciation Awards.

6.0                                 SHARE UNITS AVAILABLE UNDER PLAN

6.1                                 Available Share Units.  The aggregate number of Share Units underlying First Level Appreciation Awards, Second Level Appreciation Awards, and Third Level Appreciation Awards that may be granted under the Plan cannot exceed the Total Share Units.

6.2                                 Adjustment of Share Units.

(a)          Adjustments For Fundamental Changes In Common Stock.  If there is any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, split off, combination of shares, exchange of shares, dividend in kind or other change in capital structure, an adjustment shall be made to the Total Share Units and the Share Units underlying each outstanding First Level Appreciation Award, Second Appreciation Award and Third Appreciation Award.

(b)         Adjustments For Fundamental Changes In Equity Interests.   If there is any change in the Equity Interests of the Complementary Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, split off, combination of shares, exchange of shares, dividend in kind or other change in capital structure, an adjustment shall be made to the Total Share Units and to the Share Units underlying each outstanding First Level Appreciation Award, Second Appreciation Award or Third Appreciation Award.  Any such adjustment shall be contingent and shall only be effective if and when all or substantially all of the assets or Equity Interests of the Complementary Company are conveyed, transferred or sold, including by way of merger, in connection with a Change of Control or in a related transaction or series of related transactions contemporaneous with a Change of Control.

(c)          Adjustment Upon Distribution Date.  The number of Share Units underlying each outstanding First Level Appreciation Award, Second Appreciation Award and Third Appreciation Award shall be reduced on each Distribution Date by the number of Share Units with respect to which compensation under such Appreciation Award has been paid to the holder thereof on such Distribution Date.

(d)         Other Adjustments.  For the purposes of preventing any dilution or enlargement of Participants’ rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number of Share Units for grant or granted under the Plan.

(e)          Notice of Adjustments. The Committee shall deliver written notice to each Participant of any such adjustment to Participant’s Appreciation Award.

7.0                                 GRANTS

7.1                                 Grants. Each grant of an Appreciation Award shall be designated by a fixed number of Share Units underlying the Appreciation Award.

7.2                                 Initial Grants. Within 120 days of the Effective Date, the Committee shall grant each of the Initial Participants his or her Appreciation Award as the Committee determines in its sole discretion.

7.3                                 Other Grants.  The Committee in its sole discretion may grant Participants Appreciation Awards at any time during the term of the Plan.

7.4                                 Maximum Number of Grants. The Committee shall not grant Appreciation Awards so that at any time there are outstanding Appreciation Awards with underlying Share Units that exceed the available Share Units (as adjusted in accordance with Section 6.2 above) as determined in accordance with Section 6.1 above.

8.0           VESTING AND PAYOUT AT THE END OF PERFORMANCE PERIOD

8.1                                 Vesting.  All Appreciation Awards that have not been forfeited in accordance with Section 9.1 below shall Vest on the Initial Distribution Date.

8.2                                 Calculation of Appreciation Award Compensation.

(a)          First Level Appreciation Awards.  Each First Level Appreciation Award shall be calculated by multiplying Equity Value up to and including the first $100,000,000 by a quotient the numerator or which equals the number of outstanding Share Units underlying such First Level Appreciation Award and the denominator or which shall equal the Total Share Units underlying all First Level Appreciation Awards on the Distribution Date plus the aggregate number of shares of Common Stock outstanding on the Distribution Date plus the aggregate number of Equity Interests outstanding on the Distribution Date if substantially all of the assets or Equity Interests of the Complementary Company are conveyed, transferred or sold, including by way of merger, in connection with a Change of Control or in a related transaction or series of related transactions contemporaneous with a Change of Control plus a hypothetical number of shares of Common Stock determined in good faith by the Board of Directors to represent the hypothetical outstanding equity representing the vested, in-the-money portion of awards under the SAR Plan on the Distribution Date.  The number of Share Units underlying each First Level Appreciation Award shall be reduced on each Distribution Date by the number of Share Units with respect to which compensation under such First Level Appreciation Award has been paid to the holder thereof on such Distribution Date.

(b)         Second Level Appreciation Awards.  Each Second Level Appreciation Award shall be calculated by multiplying the amount of the Equity Value that exceeds $100,000,000 but is less than or equal to $200,000,000 by a quotient the numerator or which equals the number of outstanding Share Units underlying such Second Level Appreciation Award and the denominator or which shall equal the Total Share Units underlying all Second Level Appreciation Awards on the Distribution Date plus the aggregate number of shares of Common Stock outstanding on the Distribution Date plus the aggregate number of Equity Interests outstanding on the Distribution Date if substantially all of the assets or Equity Interests of the Complementary Company are conveyed, transferred or sold, including by way of merger, in connection with a Change of Control or in a related transaction or series of related transactions contemporaneous with a Change of Control plus a hypothetical number of shares of Common Stock determined in good faith by the Board of Directors to represent the hypothetical outstanding equity representing the vested, in-the-money portion of awards under the SAR Plan on the Distribution Date. The number of Share Units underlying each Second Level Appreciation Award shall be reduced on each Distribution Date by the number of Share Units with respect to which compensation under such Second Level Appreciation Award has been paid to the holder thereof on such Distribution Date.

(c)          Third Level Appreciation Awards.  Each Third Level Appreciation Award shall be calculated by multiplying the amount of the Equity Value that exceeds $200,000,000 by a quotient the numerator or which equals the number of the outstanding Share Units underlying such Second Level Appreciation Award and the denominator or which shall equal the Total Share Units underlying all Third Level Appreciation Awards on the Distribution Date plus the aggregate number of shares of Common Stock outstanding on the Distribution Date plus the aggregate number of Equity Interests outstanding on the Distribution Date if substantially all of the assets or Equity Interests of the Complementary Company are conveyed, transferred or sold, including by way of merger, in connection with a Change of Control or in a related transaction or series of related transactions contemporaneous with a Change of Control plus a hypothetical number of shares of Common Stock determined in good faith by the Board of Directors to represent the hypothetical outstanding equity representing the vested, in-the-money portion of awards under the SAR Plan on the Distribution Date. The number of Share Units underlying each Third Level Appreciation Award shall be reduced on each Distribution Date by the number of Share Units with respect to which compensation under such Third Level Appreciation Award has been paid to the holder thereof on such Distribution Date.

8.3                                 Appreciation Award Payout Date and Form of Payment.  The Company shall pay to each Participant a lump sum amount equal to the compensation attributable to his or her Appreciation Award as determined in accordance with Section 8.2 above within the 30-day period immediately following the date of a Distribution Date.  Such amount shall be payable in cash, shares of Common Stock, Equity Interests or any form of non-cash consideration, if any, as is received by any of the Merisant Investors in the transaction(s) that give rise to the Distribution Date, or any combination thereof.

8.4                                 Limitations on Payout.  Notwithstanding Section 8.1 or 8.3 above, there shall be no Distribution Date, no Vesting and no payout pursuant to Section 8.3  (and any cash or equity securities received in exchange for shares of Common Stock or Equity Interests will instead be considered an Interim Distribution) to the extent that the payment of any amount to any Participant is not permitted or is an event of default under any debt facility or commercial paper facility or instrument evidencing indebtedness of the Company or any of its Subsidiaries (collectively, the “Instruments”) or (b) after making such payment, the Company or any of its Subsidiaries would be in default under any such Instrument or there would be a Change in Control (as defined herein or therein).  Nothing in the preceding sentence, or otherwise, shall require the Company to seek any waiver or other agreement to enable the Company to make any payment hereunder that otherwise is not permitted under any such Instrument or would cause an event of default thereunder or to make any payment hereunder in any particular form.

8.5                                 Equity Value.  The Equity Value as defined in Section 1.16 shall be determined by the Committee based on the purchase and sale, merger, and/or other documents evidencing the transaction(s) that gives rise to the Distribution Date or are entered into in connection with such transaction(s).  For purposes of determining the Equity Value, the Committee shall (a) adjust the Equity Value as it determines in good faith based on the facts and circumstances at the time to reflect any payments pursuant to or assumption of the obligations under the SAR Plan and the Plan, such that the Equity Value is measured not taking into account the obligations of the Company under the SAR Plan or the Plan and (b) make such adjustments as it determines in good faith are necessary or appropriate to reflect the costs and expenses associated with the transaction(s) that gives rise to the Distribution Date or are entered into in connection with such transaction(s).

8.6                                 Fair Market Value of Interim Distributions.  The Fair Market Value of an Interim Distribution shall be equal to the fair market value of the Interim Distribution as determined by the Committee based on the facts and circumstances at the time of such Interim Distribution.

9.0                                 FORFEITURE DUE TO TERMINATION OF EMPLOYMENT

9.1                                 Forfeiture of Appreciation Award. Unless otherwise provided by the Committee in its sole discretion at any time, or as otherwise provided in the Participant’s employment agreement with the Company, a Participant whose employment with the Company or any Subsidiary is terminated for any reason or for no reason, either by the Company or any Subsidiary or by the Participant, or either by death or disability, shall immediately and forever forfeit all right, title and interest in his/her Appreciation Award(s) as of the date of the termination of such Participant’s employment with the Company or any Subsidiary.  Notwithstanding anything contained in the Plan to the contrary, a Participant whose employment is terminated without cause by the Company or a Subsidiary during the 180-day period immediately preceding the Initial Distribution Date shall NOT forfeit his or her Appreciation Awards under this Section 9.

10.0                           AMENDMENT AND TERMINATION

10.1                           Termination of Plan.  Subject to the terms of the Plan, the Board may suspend or terminate the Plan in whole or in part at any time..

10.2                           Amendment of Plan.  Subject to the terms of the Plan, the Board may amend the Plan in whole or in part at any time.

10.3                           Amendment or Cancellation of Award Agreements.  Notwithstanding any other provisions of the Plan to the contrary, no amendment, modification or termination of the Plan or an Appreciation Award shall adversely affect in any material way any Appreciation Award previously made without the written consent of the Participant holding such Appreciation Award. This Section 10.3 shall not in any way affect the provisions of Section 9.1 herein.

10.4                           Restrictions to Amendment of Plan.  Notwithstanding anything contained in the Plan to the contrary, Sections 8.1 and 8.4 shall never be amended during and after the term of the Plan such that any amendment to the Plan shall not cause the Plan (i) to be a “nonqualified deferred compensation plan” as such term is defined and used in Code Section 409A and (ii) to be subject to Code Section 409A.

11.0                           MISCELLANEOUS

11.1                           Listing of Shares and Related Matters.  If at any time the Committee shall determine that the listing, registration or qualification of Share Units or shares of stock subject to or with respect to any Appreciation Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Appreciation Award or the issuance of shares of stock thereunder, such Appreciation Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.2                           No Right, Title, or Interest in Company Assets.  Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other Person.  To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

11.3                           No Right to Continued Employment or Service or to Grants.  The Participant’s rights, if any, to continue to serve the Company or any Subsidiary as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any Employee at any time.  The adoption of the Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Appreciation Award.

11.4                           Awards Subject to Foreign Laws.  The Committee may grant Appreciation Awards to individual Participants who are subject to the tax and/or other laws of nations other than the United States, and such Appreciation Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws.  The Committee may take any action that it deems advisable to obtain approval of such Appreciation Awards by the appropriate foreign governmental entity; provided, however, that no such Appreciation Awards may be granted pursuant to this Section 11.4 and no action may be taken which would result in a violation of the Exchange Act or any other applicable law.

11.5                           Governing Law.  The Plan, all Appreciation Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws, except as superseded by applicable federal law.

11.6                           No Fractional Shares.  No fractional shares of stock shall be issued or delivered pursuant to the Plan or any Appreciation Award.  The Committee shall determine whether cash or property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

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